As filed with the Securities and Exchange Commission
                        on April 16, 2003

-----------------------------------------------------------------
                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                             FORM S-8
                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933


                          VERSATECH, INC.
      (Exact Name of Registrant as Specified in its Charter)

           NEVADA                              88-0330263
(State or Other Jurisdiction of            (I.R.S. Employer
Incorporation or Organization)              Identification No.)

              421 E. Drinker Street, Dunmore, PA 18512
  (Address of Principal Executive Offices, Including Zip Code)

             Employee and Consultant Stock Payment Plan
                      (Full Title of the Plan)

                      STEVE KRAKONCHUK, PRESIDENT
                            VERSATECH, INC.
              421 E. Drinker Street, Dunmore, PA 18512
                            (570) 342-9202
               (Name and Address, including Zip Code,
        Telephone Number and Area Code, of Agent for Service)


                                    CALCULATION OF REGISTRATION FEE
=================================================================================================
Title Of                                 Proposed           Proposed
Securities                               Maximum            Maximum
To Be                  Amount To Be      Offering Price     Aggregate Offering  Amount Of
Registered             Registered        Per Share (1)      Price (1)           Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock,
par value $.0003       500,000 Shares    $0.01              $5,000.00           $0.41
=================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, on the basis of the average of the bid and asked prices of the common stock on the OTC Bulletin Board on March 28, 2003.

                              PART II.

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     VersaTech, Inc. (the "Company" or "Registrant") incorporates by reference into this registration statement the following documents:

     (a) The Registrant's latest annual report, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that contains audited financial statements for the Registrant's fiscal year ended
December 31, 2001;

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the Quarters Ended March 30, 2002, June 30, 2002 and
September 30, 2002; and

     (c) The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 20, 1997.

     (d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Partners of Rosenfeld & Kaplan, LLP. will receive shares of stock of VersaTech, Inc. pursuant to this Registration Statement in payment for legal services that have been rendered. Prior to this Registration Statement, partners of Rosenfeld
& Kaplan, LLP. have received common stock of VersaTech, Inc. in compensation for legal services.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 78.751 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 78.751 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

     The Company's Articles of Incorporation and By-Laws provide in effect that the Company may indemnify to the full extent of its power to do so, all Directors, Officers, employees, and agents.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-B).

     No.      Exhibit
     -----------------------------------------------------------
     5.0      Opinion of Counsel re: legality
     23.0     Consent of Counsel (included in Exhibit 5.0)
     23.1     Consent of Accountant
     99.0     Board Resolution


ITEM 9.  UNDERTAKINGS

     The Registrant undertakes that it will submit the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 2nd day of April, 2003.

                                   VERSATECH, INC.

                                   By: /s/ STEVE KRAKONCHUK
                                   -----------------------------
                                   Steve Krakonchuk
                                   President, principal financial
                                   officer and duly authorized
                                   Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name                        Title                 Date
----                        -----                 ----

/s/ STEVE KRAKONCHUK        President, CEO        April 3, 2003
----------------------      & Director
Steve Krakonchuk
(principal executive officer,
principal financial officer
and director)

/s/ GARY STAFFORD           Director              April ___, 2003
----------------------
Gary Stafford
(director)

/s/                         Director              April __, 2003
----------------------
Michael J. Daily
(director)

/s/ ANTHONY SPIRITOSANTO    Director              April 4, 2003
----------------------
Anthony Spiritosanto
(director)